UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 23, 2008

TRANSCEND SERVICES, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-18217	33-0378756
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

One Glenlake Parkway, Suite 1325, Atlanta, GA 30328

(Address of principal executive offices, including zip code)

(678) 808-0600

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01. Changes in Registrant’s Certifying Accountant

On January 23, 2008, the Company was informed by Miller Ray Houser & Stewart LLP (“MRHS”), the Company’s independent registered public accounting firm, that MRHS, as a result of the acquisition of its business by Habif, Arogeti & Wynne, LLP (“HA&W”), will cease providing audit services to public companies as of January 31, 2008 and will apply for withdrawal from registration with the Public Company Accounting Oversight Board (United States) (“PCAOB”) effective January 31, 2008. HA&W is registered with the PCAOB. HA&W was appointed and approved by the Company’s audit committee as the Company’s independent registered public accounting firm effective January 31, 2008. The engagement partner will remain the same.

The audit reports of MRHS on the consolidated financial statements of Transcend Services, Inc. as of and for the years ended December 31, 2006 and 2005 did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles.

In connection with the audits of the Company’s consolidated financial statements for each of the years ended December 31, 2006 and 2005 and through the date of this Current Report, there were: (1) no disagreements between the Company and MRHS on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of MRHS, would have caused MRHS to make reference to the subject matter of the disagreement in their reports on the Company’s financial statements for such years, and (2) no reportable events within the meaning set forth in Item 304(a)(l)(v) of Regulation S-K.

The Company has provided MRHS with a copy of the disclosures in this Form 8-K and has requested that MRHS furnish it with a letter addressed to the Securities and Exchange Commission stating whether or not MRHS agrees with the Company’s statements in this From 8-K. A copy of the letter dated January 25, 2008 furnished by MRHS in response to that request is filed as Exhibit 16.1 to this Form 8-K.

ITEM 9.01.	Financial Statements and Exhibits

(c)	Exhibits.

16.1         Letter to the Securities and Exchange Commission from Miller Ray Houser and Stewart dated January 25, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Transcend Services, Inc.

Date: January 25, 2008	/s/ Lance Cornell
Lance Cornell
Chief Financial Officer
(Principal Financial Officer)